Exhibit 99.1

CohBar to Present CB4211 Novel Mechanism of Action at American Diabetes Association 78th Scientific Sessions

Novel sensitization of the insulin receptor supports potential treatment for metabolic diseases

Menlo Park, California – May 29, 2018 – CohBar, Inc. (NASDAQ: CWBR) (“CohBar” or the “Company”), an innovative biotechnology company developing mitochondria based therapeutics (MBTs) to treat age-related diseases, today announced that its abstract has been accepted for poster presentation at the upcoming American Diabetes Association 78th Scientific Sessions in Orlando, Florida from June 22-26, 2018. During its Poster Session, the Company will present its findings to date about the molecular mechanisms underlying CB4211’s efficacy in animal models of NASH.

Poster Presentation:

Title: CB4211 is a Potential Treatment for Metabolic Diseases with a Novel Mechanism of Action: Sensitization of the Insulin Receptor

Category: 20-B Insulin Action: Cellular and Molecular Metabolism

Poster Session: Monday June 25, 2018, 12:00 PM – 1:00 PM EDT

Poster Number: 233-LB

Location: WA4-WB2

About CB4211

CB4211 is a first-in-class mitochondria based therapeutic that has demonstrated significant therapeutic potential in preclinical models of nonalcoholic steatohepatitis (NASH) and obesity. CB4211 is a novel and improved analog of MOTS-c, a naturally occurring mitochondrial-derived peptide (MDP), which was discovered in 2012 by CohBar founder Dr. Pinchas Cohen and his academic collaborators and has been shown to play a significant role in the regulation of metabolism. The Company expects CB4211 to enter a Phase 1a/b clinical trial, which includes a potential activity readout relevant to NASH and obesity, in mid-2018.

About CohBar

CohBar is an innovative biotechnology company focused on the research and development of MBTs, an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides encoded within the mitochondrial genome called mitochondrial-derived peptides (MDPs), some of which have been shown to regulate metabolism and cell death, and whose levels declined with age. CohBar’s efforts focus on the discovery of new MDPs, and their development into novel MBTs that offer the potential to address a broad range of age-related diseases with underlying metabolic dysfunction, including nonalcoholic steatohepatitis (NASH), obesity, type 2 diabetes, cancer, and cardiovascular and neurodegenerative diseases. To date, the Company and its founders have discovered more than 100 MDPs.

For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s plans and expectations for its lead candidate program, including anticipated timing and results of its clinical trials, statements regarding the therapeutic potential of these and other mitochondria based therapeutics. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated commencement and completion dates for initial clinical studies, as well as the possibility of unfavorable study results, including unfavorable new data and additional analyses of existing data; risks associated with initial data, including the risk that results of additional pre-clinical or clinical studies may be different from (including less favorable than) the earlier data results and may not support further clinical development. Additional risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and obtain financing necessary to continue its operations and fund its candidate programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor and Media Contact:

Jon Stern, COO

CohBar, Inc.

(650) 446-7888

jon.stern@cohbar.com